UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2026

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

delaware	001-35813	98-0376008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Share Purchase Agreement

On January 12, 2026, Oramed Pharmaceuticals Inc. (the “Company”) entered into that certain Share Purchase Agreement (“Share Purchase Agreement”), by and among the Company, Lifeward Ltd. (“Lifeward”) and Oratech Pharma, Inc., the Company’s wholly-owned subsidiary (“Oratech”). Pursuant to the Share Purchase Agreement, Lifeward agreed to acquire all of the outstanding equity interests in Oratech from the Company in consideration for (A) Lifeward issuing to the Company a number of ordinary shares (the “Shares”), no par value per share, of Lifeward (“Lifeward Ordinary Shares”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase the number of Lifeward Ordinary Shares equal to up to 49.99% of Lifeward’s fully diluted equity capitalization, subject to certain adjustments, as of Closing, provided that the number of Lifeward Ordinary Shares to be issued to the Company at the Closing (as defined herein) will not exceed 45.0% of the outstanding Lifeward Ordinary Shares as of the Closing, (B) Lifeward issuing to the Company warrants (the “Share Purchase Warrants”) to purchase Lifeward Ordinary Shares equal to the quotient of (x) Lifeward’s net cash as of the Closing, divided by (y) an exercise price equal to $0.45 per share, subject to certain adjustments, and (C) certain ongoing revenue-based payments (the “Revenue Sharing Payments”) equal to 4% of the Net Revenue (as defined in the Share Purchase Agreement) of Lifeward’s ReWalk Personal Exoskeleton products and related extended warranties until the earliest to occur of (i) the date that is 10 years after the Closing, (ii) the date on which the Company has received the Maximum Amount (as defined in the Share Purchase Agreement) of the Revenue Sharing Payments, or (iii) the first date on which Lifeward’s market capitalization equals or exceeds $200 million (collectively, the “Share Purchase Transaction”).

The closing of the Share Purchase Transaction (the “Closing”) is subject to the satisfaction of customary closing conditions and the approval of Lifeward’s shareholders of the issuance of more than 19.99% of the outstanding Lifeward Ordinary Shares on the date of Closing in accordance with Nasdaq listing standards (the “Stockholder Approval”). Lifeward has agreed to seek Stockholder Approval at a meeting to be held as soon as practicable after the date of the Share Purchase Agreement and, if such Stockholder Approval is not obtained at the first stockholder meeting for such purpose, Lifeward has agreed to call a stockholder meeting at least every four months thereafter until such Stockholder Approval is obtained.

In connection with the Share Purchase Agreement, Lifeward agreed to file a resale registration statement (the “Share Purchase Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Shares and the Lifeward Ordinary Shares issuable upon conversion of the Pre-Funded Warrants and Share Purchase Warrants, as soon as practicable following the Closing, but in no event later than 75 calendar days after the Closing, and to use commercially reasonable efforts to have such Share Purchase Registration Statement declared effective within 75 days following the Closing (or within 105 days of the Closing in case of a “full review” by the SEC).

The Share Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Share Purchase Agreement were made solely for the benefit of the parties to the Share Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

Pre-Funded Warrants and Share Purchase Warrants

The Share Purchase Warrants will be immediately exercisable upon issuance at an initial exercise price of $0.45 per share (the “Exercise Price”) and expire five years from the date of issuance. In addition, in the event (i) Lifeward conducts a reverse share split of the outstanding Lifeward Ordinary Shares following the date of the Notes Securities Purchase Agreement (as defined herein) and prior to the Initial Closing (as defined herein) (such period of time, the “Price Adjustment Period”) and (ii) Lifeward issues any Lifeward Ordinary Shares, or any securities convertible, exercisable or exchangeable for Ordinary Shares during such Price Adjustment Period at a price less than $0.52 per Lifeward Ordinary Share (such price at which such securities are issued, the “Share Purchase Applicable Price”), the Exercise Price will adjust to equal the product of (x) the Share Purchase Applicable Price, multiplied by (y) 0.85.

The Pre-Funded Warrants have an exercise price equal to $0.0001 per share (the “Pre-Funded Warrant Exercise Price” and, together with the Exercise Price, collectively, the “Exercise Prices”) and expire when the Pre-Funded Warrants are exercised in full.

The Exercise Prices are subject to customary adjustments for stock dividends, stock splits, reclassifications and the like.

The Company may not exercise any portion of its Pre-Funded Warrants or Share Purchase Warrants to the extent that the Company, together with its affiliates, would beneficially own more than 45.0% of the outstanding Lifeward Ordinary Shares immediately after exercise (which will automatically increase to 49.99% following the date on which (i) the Investors (as defined herein) no longer hold any Notes (as defined herein), and (ii) the Investors have sold all the Note Shares (as defined herein) issued or issuable upon conversion of the Notes and Purchase Agreement Warrants (as defined herein) issued to such Investors), except that upon at least 61 days’ prior notice from the Company to Lifeward, the Company may increase the beneficial ownership limitation; provided that, for so long as any of Lifeward’s warrants that are outstanding as of the date of issuance of the Pre-Funded Warrants and Share Purchase Warrants remain outstanding, any such increase will be subject to the consent of Lifeward, which such consent may not be unreasonably withheld, conditioned or delayed.

A number of Pre-Funded Warrants representing approximately 5% of the aggregate number of Lifeward Ordinary Shares and Pre-Funded Warrants to be issued the Company will be held back at the Closing as recourse to satisfy certain indemnification obligations of the Company under the Share Purchase Agreement and, subject to any forfeiture of Pre-Funded Warrants as a result of indemnification claims made prior to the 12-month anniversary of the Closing, will be issued pursuant to the terms of the Share Purchase Agreement following the 12-month anniversary of the Closing.

Lock-up Agreement

In connection with the execution of the Share Purchase Agreement, the Company entered into a lock-up agreement, dated as of January 12, 2026 (the “Lock-Up Agreement”), by and among the Company, Lifeward and Oratech, pursuant to which the Company agreed, subject to certain exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly any shares of Lifeward Ordinary Shares or any securities convertible into or exercisable or exchangeable for Lifeward Ordinary Shares, for a period of 120 days after the Closing, without the prior written consent of Lifeward.

Clinical Trial Management Agreement

In connection with the Share Purchase Agreement, the Company agreed to enter into a clinical trial management (the “Clinical Trial Management Agreement”) with Oratech, pursuant to which the Company will agree to manage the clinical study of Oratech’s investigational oral insulin capsule product (the “Study”), including providing clinical trial management and administrative services through study completion (the “Services”). In consideration for the Services, Oratech will reimburse the Company for all reasonable out-of-pocket expenses actually incurred by Company in providing the Services and payments made on behalf of Oratech to third parties and vendors, such as clinical sites, if applicable, subject to certain limitations and maximum payments as set forth in the Clinical Trial Management Agreement. The Clinical Trial Management Agreement will terminate upon completion of the Study unless earlier terminated in accordance with the terms set forth therein.

Notes Securities Purchase Agreement

On January 12, 2026, the Company entered into a Securities Purchase Agreement (the “Notes Purchase Agreement”) with Lifeward and the other investors signatory thereto (the “Investors”), pursuant to which, the Company agreed to purchase from Lifeward in a private placement (the “Notes Private Placement”), senior secured convertible notes in an aggregate principal amount of $9,000,000 (the “Initial Notes”) convertible into Lifeward Ordinary Shares (the “Note Shares”) and accompanying warrants (the “Initial Purchase Agreement Warrants”) to purchase Lifeward Ordinary Shares.

The Company has agreed to purchase additional Notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”), which are subject to the same terms as the Initial Notes, in an aggregate principal amount of $9,000,000 and accompanying warrants to purchase Ordinary Shares (the “Additional Warrants” and, together with the Initial Purchase Agreement Warrants, the “Purchase Agreement Warrants”) equal to 100% of the number of Lifeward Ordinary Shares initially issuable upon exercise of the Additional Notes, which are subject to the same terms as the Initial Purchase Agreement Warrants. The closing of the Additional Notes and Additional Warrants (the “Additional Closing”) is subject to customary closing conditions, including either (i) Lifeward achieving, as of the most recently completed fiscal quarter end for which Lifeward has publicly filed or furnished financial statements, at least a one hundred fifty percent (150%) increase in ReWalk Unit Sales (as defined in the Notes Securities Purchase Agreement), relative to the trailing twelve-month period immediately preceding the Additional Closing, or (ii) the closing price of the Lifeward Ordinary Shares equals or exceeds $1.15 per share (as may be adjusted for certain capital events, such as stock splits, following the date of the Notes Purchase Agreement) on each trading day during the ten (10) consecutive trading days immediately prior to the Additional Closing.

The closing of the Notes Purchase Agreement (the “Initial Closing”) is subject to the satisfaction of customary closing conditions and the approval of Lifeward’s shareholders of the issuance of more than 19.99% of the outstanding Lifeward Ordinary Shares on the date of the Initial Closing in accordance with Nasdaq listing standards (the “Notes Stockholder Approval”). Upon the prior written request of the Company, Lifeward has agreed to seek the Notes Stockholder Approval at a meeting to be held as soon as practicable after the date of the Share Purchase Agreement, but no later than 75 days following such request, and, if such Stockholder Approval is not obtained at the first stockholder meeting for such purpose, Lifeward has agreed to call a stockholder meeting at least 60 days thereafter until such Notes Stockholder Approval is obtained or the Notes are no longer outstanding.

In connection with the Notes Purchase Agreement, Lifeward agreed to file a resale registration statement (the “Notes Purchase Agreement Registration Statement”) with the SEC to register for resale the Lifeward Ordinary Shares issuable upon conversion of the Notes and Warrants, as soon as practicable following the Initial Closing, but in no event later than 30 calendar days after the Initial Closing, and to have such Notes Purchase Agreement Registration Statement declared effective within 45 days following the Initial Closing (or within 75 days of the Initial Closing in case of a “full review” by the SEC).

Notes

The Notes mature on the three year anniversary of the respective date of issuance and bear an interest rate of 8% per annum payable semi-annually in arrears on June 30 and December 31 of each year commencing on December 31, 2026, which may be paid in cash, or at Lifeward’s sole election, may be added to the outstanding principal balance of the applicable Note. The Notes will be convertible into Lifeward Shares (the “Note Shares”) at the election of the holder at any time at an initial conversion price of $0.45 per share (the “Notes Conversion Price”). The Notes Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. In addition, in the event (i) Lifeward conducts a reverse share split of the outstanding Lifeward Ordinary Shares during the Price Adjustment Period and (ii) Lifeward issues any Lifeward Ordinary Shares, or any securities convertible, exercisable or exchangeable for Ordinary Shares during such Price Adjustment Period at a price less than $0.52 per Lifeward Ordinary Share (such price at which such securities are issued, the “Notes Applicable Price”), the Notes Conversion Price will adjust to equal the product of (x) the Notes Applicable Price, multiplied by (y) 0.85.

The Company may not convert any portion of the Notes to the extent that the Company, together with its affiliates, would beneficially own more than 45.0% of the outstanding Lifeward Ordinary Shares immediately after conversion (which will automatically increase to 49.99% following the date on which (i) the Investors no longer hold any Notes, and (ii) the Investors have sold all the Note Shares issued or issuable upon conversion of the Notes and Purchase Agreement Warrants issued to such Investors), except that upon at least 61 days’ prior notice from the Company to Lifeward, the Company may increase the beneficial ownership limitation; provided that, for so long as any of Lifeward’s warrants that are outstanding as of the date of issuance of the Notes remain outstanding, any such increase will be subject to the consent of Lifeward, which such consent may not be unreasonably withheld, conditioned or delayed.

The Notes also set forth certain customary events of default after which the Notes may be declared immediately due and payable, including certain types of bankruptcy or insolvency events of default. Upon the occurrence and during the continuance of an event of default, the Notes will accrue interest at a rate equal to 15% per annum, effective retroactively.

Purchase Agreement Warrants

The Purchase Agreement Warrants will be immediately exercisable upon issuance at an initial exercise price of $0.45 per share (the “Purchase Agreement Warrants Exercise Price”) and expire five years from the date of issuance. The Purchase Agreement Warrants Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. In addition, in the event (i) Lifeward conducts a reverse share split of the outstanding Lifeward Ordinary Shares during the Price Adjustment Period and (ii) Lifeward issues any Lifeward Ordinary Shares, or any securities convertible, exercisable or exchangeable for Ordinary Shares during such Price Adjustment Period at a price less than $0.52 per Lifeward Ordinary Share (such price at which such securities are issued, the “Applicable Price”), the Purchase Agreement Warrants Exercise Price will adjust to equal the product of (x) the Applicable Price, multiplied by (y) 0.85.

The Company may not exercise any portion of the Purchase Agreement Warrants to the extent that the Company, together with its affiliates, would beneficially own more than 45.0% of the outstanding Lifeward Ordinary Shares immediately after exercise (which will automatically increase to 49.99% following the date on which (i) the Investors no longer hold any Notes, and (ii) the Investors have sold all the Note Shares issued or issuable upon conversion of the Notes and Purchase Agreement Warrants issued to such Investors), except that upon at least 61 days’ prior notice from the Company to Lifeward, the Company may increase the beneficial ownership limitation; provided that, for so long as any of Lifeward’s warrants that are outstanding as of the date of issuance of the Purchase Agreement Warrants remain outstanding, any such increase will be subject to the consent of Lifeward, which such consent may not be unreasonably withheld, conditioned or delayed.

The Notes Private Placement and Share Purchase Transaction are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Pre-Funded Warrants, Share Purchase Warrants, Notes and Purchase Agreement Warrants are being offered without any general solicitation by Lifeward or its representatives.

The foregoing descriptions of the Share Purchase Agreement, Notes Purchase Agreement, the Lock-Up Agreement, the Clinical Trial Management Agreement, Pre-Funded Warrants, Share Purchase Warrants, Notes and Purchase Agreement Warrants are not complete and are qualified in their entirety by reference to the full text of such documents, the forms and copies, as applicable, of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 4.1, 4.2, 4.3 and 4.4 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On January 13, 2026, the Company issued a press release announcing the Notes Private Placement and Share Purchase Transaction. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.
4.2	Form of Share Purchase Warrant.
4.3	Form of Senior Secured Convertible Note.
4.4	Form of Purchase Agreement Warrant.
10.1*	Share Purchase Agreement, dated as of January 12, 2026, by and among Oramed Pharmaceuticals Inc., Oratech Pharma, Inc. and Lifeward Ltd.
10.2*	Form of Securities Purchase Agreement, dated as of January 12, 2026.
10.3	Form of Lock-Up Agreement, dated as of January 12, 2026.
10.4	Form of Clinical Trial Management Agreement.
99.1	Press Release dated January 13, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

January 14, 2026